UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FISERV, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, WI	53203
(Address of principal executive offices)	(Zip Code)

FISERV FUNDING UNLIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1852926
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Hanover Quay, Dublin, Ireland	D02 K510
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
1.125% Senior Notes due 2027	The Nasdaq Stock Market LLC
1.625% Senior Notes due 2030	The Nasdaq Stock Market LLC
3.000% Senior Notes due 2031	The Nasdaq Stock Market LLC
4.500% Senior Notes due 2031	The Nasdaq Stock Market LLC
2.875% Senior Notes due 2028	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2032	The Nasdaq Stock Market LLC
4.000% Senior Notes due 2036	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

Fiserv, Inc. (the “Company”) and Fiserv Funding Unlimited Company, an indirect, wholly owned subsidiary of the Company (“Fiserv Funding” and, together with the Company, the “Registrants”), are filing this Registration Statement on Form 8-A in connection with the transfer of the listings of (i) the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) the Company’s 1.125% Senior Notes due 2027, 1.625% Senior Notes due 2030, 3.000% Senior Notes due 2031 and 4.500% Senior Notes due 2031 (collectively, the “Company Notes”) and (iii) Fiserv Funding’s 2.875% Senior Notes due 2028, 3.500% Senior Notes due 2032 and 4.000% Senior Notes due 2036 (collectively, the “Fiserv Funding Notes” and, together with the Company Notes, the “Notes”), and the related guarantees thereof of the Company, from The New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Common Stock and the Notes will trade on Nasdaq under the symbols “FISV”, “FISV27”, “FISV30”, “FISV31”, “FISV31A”, “FISV28C”, “FISV32” and “FISV36”, respectively. The Registrants expect the listing and trading of the Common Stock and the Notes on the NYSE to cease at the close of trading on or about November 10, 2025, and the listing and trading of the Common Stock and the Notes on Nasdaq to begin at market open on or about November 11, 2025.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following summaries are descriptions of the Common Stock and the Notes.

Common Stock

The description of the Common Stock under the caption “Description of Common Stock” included in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-38962), filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2025 (the “Annual Report”) is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Company Notes

The Company Notes were each issued under an Indenture, dated as of November 20, 2007, among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as supplemented by the Twenty-First Supplemental Indenture, dated as of July 1, 2019, the Twenty-Second Supplemental Indenture, dated as of July 1, 2019, the Twenty-Fourth Supplemental Indenture, dated as of July 1, 2019 and the Twenty-Ninth Supplemental Indenture, dated as of May 24, 2023, each of which is incorporated herein by reference to Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.6, respectively.

The description of the Company Notes under the caption “Description of the Notes” included in Exhibit 4.1 to the Annual Report is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Fiserv Funding Notes

The Fiserv Funding Notes were each issued under an Indenture, dated as of April 24, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of May 7, 2025, the Second Supplemental Indenture, dated as of May 7, 2025 and the Third Supplemental Indenture, dated as of May 7, 2025, each of which is incorporated herein by reference to Exhibit 4.8, Exhibit 4.9, Exhibit 4.10 and Exhibit 4.11, respectively.

The description of the Fiserv Funding Notes, and the related guarantees thereof of the Company, under the heading “Description of the Notes” included in Fiserv Funding’s Prospectus Supplement, dated as of April 29, 2025, as filed with the SEC on April  30, 2025, and under the heading “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying Prospectus that constitutes a part of the Registration Statement on Form S-3 (Registration No. 333-277241), filed by the Company with the SEC on February  22, 2024, as amended by the Post-Effective Amendment No. 1 to the Registration Statement filed by Fiserv Funding and the Company with the SEC on April 24, 2025, are incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2.	Exhibits.

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 27, 2018).

3.2	Amended and Restated By-laws, dated November 16, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 21, 2022).

4.1	Indenture, dated as of November 20, 2007, by and among Fiserv, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (File No. 333-147309) filed on November 13, 2007).

4.2	Twenty-First Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.3	Twenty-Second Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.4	Twenty-Fourth Supplemental Indenture, dated as of July 1, 2019, between Fiserv, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.5	Agency Agreement, dated as of July 1, 2019, by and among the Fiserv, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and security registrar (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on July 1, 2019).

4.6	Twenty-Ninth Supplemental Indenture, dated as of May 24, 2023, between Fiserv, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 24, 2023).

4.7	Agency Agreement, dated as of May 24, 2023, by and among the Fiserv, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee and security registrar (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 24, 2023).

4.8	Indenture, dated as of April 24, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Post-Effective Amendment No. 1 to the Registration Statement filed on April 24, 2025).

4.9	First Supplemental Indenture, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (including the Form of 2.875% Senior Notes due 2028) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

4.10	Second Supplemental Indenture, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (including the Form of 3.500% Senior Notes due 2032) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

4.11	Third Supplemental Indenture, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (including the Form of 4.000% Senior Notes due 2036) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

4.12	Agency Agreement, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, U.S. Bank Europe DAC, as paying agent, and U.S. Bank Trust Company, National Association, as trustee and security registrar (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FISERV, INC.

Date: November 10, 2025	By:	/s/ Paul M. Todd
Paul M. Todd
Chief Financial Officer

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FISERV FUNDING UNLIMITED COMPANY

Date: November 10, 2025	By:	/s/ Rajan Verma
Rajan Verma
Director